                                                                     EXHIBIT 5.2

                   [LETTERHEAD OF RICHARDS, LAYTON & FINGER]


                                                June 15, 1998

BTI Capital Trust
c/o Breed Technologies, Inc.
5300 Old Tampa Highway
Lakeland, Florida 33807

        Re:  BTI Capital Trust
             -----------------

Ladies and Gentlemen:

        We have acted as special Delaware counsel for BTI Capital Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a) The Certificate of Trust of the Trust, dated as of October 17, 1997 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 17, 1997;

        (b) The Trust Agreement of the Trust, dated as of October 17, 1997, by and between Breed Technologies, Inc., a Delaware corporation (the "Company"), as sponsor, and Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), as trustee of the Trust;

        (c) The Amended and Restated Declaration of the Trust, dated as of November 25, 1997 (the "Declaration"), among the Company, Wilmington Trust, as Institutional Trustee and Delaware Trustee, the Regular Trustees and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

BTI Capital Trust
June 15, 1998
Page 2


        (d) Amendment No. 2 to Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to the 6.50% Convertible Trust Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), as proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about June 15, 1998; and

        (e) A Certificate of Good Standing for the Trust, dated June 15, 1998, obtained from the Secretary of State.

        Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security was issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate and the payment for the Preferred Security acquired by it, in accordance with the Declaration, and as described in the Registration Statement, and (vii) that the Preferred Securities were issued to the Preferred Security Holders in

BTI Capital Trust
June 15, 1998
Page 3


accordance with the Declaration, and as described in the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

        2. The Preferred Securities represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

        3. The Preferred Security Holders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                                Very truly yours,


                                                Richards, Layton & Finger PA

MIL/DJM